Exhibit 10.9

                         ASSET SALE/PURCHASE AGREEMENT


      AGREEMENT made as of the 14th day of December 1999 by and between Right Body Foods Inc., a New York corporation with its principal place of business at 118 Jackson Avenue, Syosset, Long Island, New York 11791 ("RBF") and Rebecca Klafter residing at 102 Bristol Drive, Woodbury, New York 11797 ("Klafter"), the chief executive officer and sole stockholder of RBF (Klafter and RBF being at times collectively referred to as the "Sellers") on the one hand, and Bio-Reference Laboratories, Inc., a New Jersey corporation ("BRLI") and its wholly-owned subsidiary, BRLI No. 1 Acquisition Corp., a New Jersey corporation (the "Purchaser"), each with its principal place of business at 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407.

                             W I T N E S S E T H :

      WHEREAS RBF is engaged in the manufacture of certain health food products at its leased facility at 118 Jackson Avenue, Syosset, Long Island, New York 11791 and in the distribution of such products under the name "Right Body Foods" in the greater New York metropolitan area (the "Health Food Business"); and

      WHEREAS the Sellers desire to sell and Purchaser desires to purchase certain assets used by RBF in its operation of the Health Food Business so as to enable Purchaser to operate the Health Food Business; and

      WHEREAS Purchaser is unwilling to effect such purchase unless it is able to employ Klafter to serve as Director of the Health Food Business operations and to obtain Klafter's agreement not to compete with Purchaser and/or BRLI in its operation of the Health Food Business.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained and other good and valuable consideration, the receipt whereof and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1.    Purchase and Sale

      (a) At the Closing (hereinafter defined) Sellers will sell, transfer, convey, grant, relinquish, release, assign, and deliver to Purchaser, and Purchaser will purchase and acquire from Sellers, on the terms and subject to the conditions set forth in this Agreement, certain assets and rights of Sellers related to the Health Food Business as they exist as of the Closing including Sellers' rights to the tradename "Right Body Foods Inc." and to all other registered or unregistered patents, trademarks and/or tradenames, licenses, recipes, labels, artwork, food ingredients, supplies, certain equipment, leaseholds, customer lists and


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associated  goodwill  used in the  operation  of the Health  Food  Business  and certain other assets, all of which are specifically enumerated on Schedule A hereto and are hereafter referred to as the "Assets."

      (b) At the Closing, BRLI shall issue an aggregate 180,000 shares of its authorized but unissued common stock and deliver same to Purchaser, registered in the name of RBF, or if RBF so designates, in the name of Klafter, which upon delivery to the registered owner together with BRLI and the Purchaser's assumption of the liabilities enumerated in Schedule B hereto, shall constitute full payment for the Assets.

      (c) Excluded from this sale and purchase are any and all liabilities (including but not limited to tax liabilities of the Sellers) except for those liabilities specifically enumerated on Schedule B hereto which shall be assumed by the Purchaser.

      (d) At the Closing, BRLI shall issue an aggregate 20,000 additional shares of its authorized but unissued common stock and deliver same to Purchaser, registered in Klafter's name, for delivery to Klafter in full payment for her non-competition agreement.

2.    The Closing

      (a) The closing of the sale and purchase (the "Closing") shall take place at the principal offices of the Purchaser on Tuesday, December 14, 1999 or at such date and time thereafter as the parties hereto shall mutually agree in writing (the "Closing Date").

      (b) At the Closing, Sellers shall deliver or cause to be delivered to the Purchaser;

            (i) a duly executed bill of sale substantially in the form of Schedule C hereto ("Bill of Sale") and other good and sufficient instruments of transfer and conveyance, including assignments if appropriate, as shall vest in Purchaser all of Sellers' rights, title and interest in and to the Assets, free from all encumbrances;

            (ii) a duly executed assignment to Purchaser of the exclusive right to use of all of Sellers' registered and unregistered patents, trademarks and tradenames including the right to the name "Right Body Foods";

            (iii) an employment agreement (the "Employment
Agreement") in the form of Schedule D hereto, duly executed by Klafter;


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            (iv) a non-competition agreement (the "Non-Competition
Agreement") in the form of Schedule E hereto, duly executed by Klafter;

            (v) a duly executed assignment of the lease of the Premises in Syosset, Long Island, New York utilized by RBF in the operation of the Health Food Business to Purchaser and a duly executed consent from the Landlord with respect to such assignment;

            (vi) an investment representation letter substantially in the form of Schedule F hereto, with respect to the shares of BRLI common stock to be issued at the Closing, duly executed by the recipient(s) of such shares; and

            (vii) all such other duly executed assignments and consents, satisfactory in form and content to the Purchaser, as the Purchaser may reasonably require in order to effectuate transfer of the Assets to the Purchaser.

      (c) At the Closing, the Purchaser shall deliver or cause to be delivered to RBF and/or Klafter, as the case may be;

            (i) a duly executed assumption of certain liabilities agreement substantially in the form of Schedule G hereto ("Assumption of Certain Liabilities Agreement") as shall be binding upon both BRLI and the Purchaser with respect to those liabilities of RBF specifically enumerated on Schedule B;

            (ii) an aggregate 180,000 shares of BRLI's authorized but unissued common stock to RBF, or if RBF so designates in writing, to Klafter, registered in the recipient's name, in full payment (together with the Assumption of Certain Liabilities Agreement) for the Assets;

            (iii) the Employment Agreement, duly executed by BRLI;

            (iv) the Non-Competition Agreement, duly executed by BRLI and the Purchaser;

            (v) an aggregate 20,000 shares of BRLI's authorized but unissued common stock to Klafter, registered in Klafter's name, in full payment for her execution and delivery of the Non-Competition Agreement;

            (vi) an assumption by Purchaser of the lease for the Premises in Syosset, Long Island, New York and a guarantee of the Purchaser's obligations thereunder executed by BRLI; and

            (vii) all such other duly executed consents and assumptions satisfactory in form and content to the Sellers, as the

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Sellers may reasonably require in order to consummate the transactions described herein.

3.    Representations and Warranties of Sellers

      (a) As an inducement to Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, the Sellers, and each of them, jointly and severally, represent and warrant to BRLI and the Purchaser that:

            (i) RBF is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite power and authority to enter into this Agreement, to consummate the transactions herein contemplated, and to own, lease and operate its properties. They have no actual knowledge of any impairment of RBF's power and authority to carry on the Health Food business as it is now being conducted.

            (ii) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the performance, observance and fulfillment by RBF of all of the terms and conditions hereof on its part to be performed, observed, and fulfilled, (a) have been duly approved and effectively authorized by the Board of Directors and by the sole stockholder of RBF and no other proceedings are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby, (b) do not and will not (either immediately or with the lapse of time, or with notice, or both) (1) violate any provisions of any judicial or administrative order, award, judgment, decree, statute, rule or regulation applicable to RBF or any of its properties, (2) conflict with or result in a breach of, constitute a default under, contravene, result in a forfeiture of a right under, or result in the acceleration of payment or performance under, any note, bond, mortgage, indenture, deed, trust, license, lease, agreement, or other instrument or obligation to which RBF is a party or by which RBF or any of the Assets may be bound or affected, or (3) result in the creation or imposition of any lien, security interest, charge or other encumbrance against any of the Assets.

            (iii) This Agreement has been duly and validly executed and delivered by the Sellers and upon execution and delivery, will constitute valid, binding and enforceable obligations of the Sellers subject to bankruptcy, insolvency and similar laws affecting creditors rights generally and subject to general principles of equity. No petition in bankruptcy has been filed by or against either of the Sellers. The Sellers have the right, power, legal capacity and authority to enter into and perform their obligations under this Agreement (and with respect to Klafter, her obligations under the Employment Agreement and the Non-Competition Agreement) and no consent of any third party is necessary with respect thereto which has not been obtained.

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            (iv)  There  is no  material  action,  dispute,  claim,  litigation, arbitration, investigation, or other proceeding, at law or in equity or by or before any court or governmental or administrative body (U.S. or foreign), pending or threatened against RBF, its business or properties, or with respect to the transactions contemplated by this Agreement, and RBF is not subject to any adverse judicial, governmental or agency judgment, decree or order, nor do the Sellers know of any basis for any such action, dispute, claim, litigation, arbitration, investigation or other proceeding.

            (v) RBF has made, and will continue to make, adequate provision for payment of its obligations, and RBF is not in default of and will not with the passage of time or otherwise become in default of, any current or long-term liabilities (including contingent liabilities), debts or obligations, contractual or otherwise.

            (vi)  Immediately  after the Closing,  RBF will cease all operations relating to the Health Food Business and will engage solely in collecting any receivables outstanding on the Closing Date and paying all payables and other obligations which are not expressly assumed hereunder by BRLI and the Purchaser. RBF shall be permitted to maintain a bank account for such purposes. Furthermore, RBF will not engage in any facet of the Health Food Business anywhere in the continental United States east of the Mississippi River for a period of five (5) years after the Closing.

            (vii) Annexed hereto as Schedule H is a copy of the sole governmental license which RBF has obtained in connection with its operation of the Health Food Business. Sellers have no actual knowledge that said license is not in full force and effect.

            (viii) Annexed hereto as Schedule I is a schedule listing each and every inspection or other visit to RBF's premises by any federal, state or local governmental organization or authority which is or was related to the Health Food Business including (a) the date of such inspection or visit; (b) the name of the organization or authority; (c) the substance of the communication from the organization or authority after such visit; and (d) the responsive action (if any) taken by RBF.

            (ix) Since its inception, the food products sold and/or distributed by RBF in its operation of the Health Food Business have been tested for quality by independent testing entities and RBF has not received any negative reports concerning such tests.

            (x) From August 31, 1999 through the date hereof, there has been no material adverse change in RBF's financial condition, operating results or business, and no sale or distribution of

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assets and no incurrence of liabilities or indebtedness, except in each case, in the ordinary course of its business.

            (xi) As soon as possible after the Closing but no later than two (2) weeks after the Closing, RBF will file a duly executed amendment to its certificate of incorporation with the New York Department of State, changing its name from "Right Body Foods, Inc."

      (b) The foregoing representations and warranties are made with the knowledge and expectation that the Purchaser is placing complete reliance thereon.

4.    Representations and Warranties of BRLI and Purchaser
      ----------------------------------------------------

      (a) As an inducement to the Sellers to enter into this Agreement and consummate the transactions contemplated hereby, BRLI and Purchaser, and each of them, represent and warrant:

            (i) BRLI and Purchaser are each corporations duly organized, validly existing and in good standing under the laws of the State of New Jersey and each has all requisite corporate power and authority to enter into this Agreement, to consummate the transactions herein contemplated, to own, lease and operate its properties and to carry on its business as it is now being conducted, and each is duly licensed, authorized and qualified to do business and is in good standing in all jurisdictions in which the conduct of its business or the ownership or leasing of its properties requires it to be so qualified, authorized or licensed.

            (ii) The execution and delivery of this Agreement, the consummation of the transactions herein and therein contemplated and the performance, observance and fulfillment by BRLI and by Purchaser of all of the terms and conditions hereof and thereof, on each of their parts to be performed, observed, and fulfilled, (A) have all been approved and effectively authorized by BRLI and by Purchaser's boards of directors and no other proceedings on the part of BRLI or of Purchaser are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby and thereby, (B) do not and will not (either immediately or with the lapse of time, or with notice, or both) (1) conflict with any of the provisions of the Articles of Incorporation or by-laws of BRLI or of Purchaser, violate any provisions of any judicial or administrative order, award, judgment, decree, statute, rule or regulation applicable to BRLI or Purchaser or any of their properties, (2) conflict with or result in a breach of, constitute a default under, contravene, result in a forfeiture of a right under, or result in the acceleration of payment or performance under, any note, bond, mortgage, indenture, deed, trust, license, lease, agreement, or other instrument or obligation to which BRLI or Purchaser is a party or by which BRLI or Purchaser or any of

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their  properties  may be bound or  affected,  or (3) result in the  creation or imposition of any lien, security interest, charge or other encumbrance against any properties of BRLI or Purchaser.

            (iii) This Agreement has been duly and validly executed and delivered by BRLI and by Purchaser and upon execution and delivery, will constitute valid, binding and enforceable obligations of BRLI and Purchaser. BRLI and the Purchaser each has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and no consent of any third party is necessary with respect thereto, which has not been obtained. No petition in bankruptcy has been filed by or against or is contemplated to be filed by BRLI or the Purchaser.

            (iv) There is no material action, dispute, claim, litigation, arbitration, investigation, or other proceeding, at law or in equity or by or before any court or governmental or administrative body (U.S. or foreign), pending or threatened against BRLI or the Purchaser, or against their businesses or properties, or with respect to the transactions contemplated by this Agreement, and neither BRLI nor the Purchaser is subject to any adverse judicial, governmental or agency judgment, decree or order, nor does BRLI or the Purchaser know of any basis for any such action, dispute, claim, litigation, arbitration, investigation or other proceeding.

            (v) At the Closing Date, BRLI will have not more than 8,000,000 shares of its common stock, $.01 par value, issued and outstanding, each share of which is entitled to one vote on all matters on which stockholders are entitled to vote. In addition, at such date, the only other outstanding class of BRLI capital stock will be Series A Senior Preferred Stock, $.10 par value ("Senior Preferred Stock") of which 604,078 shares were issued and outstanding. Each share of Senior Preferred Stock is entitled to one vote on all matters on which stockholders are entitled to vote. Furthermore, each share of Senior Preferred Stock is convertible into one share of common stock at a conversion price of $.75.

      (b) The foregoing representations and warranties are made with the knowledge and expectation that the Sellers are placing complete reliance thereon.

5.    Indemnification

      (a) Provided that the representations made by BRLI and by Purchaser in this Agreement are accurate and BRLI and Purchaser are in compliance with their obligations under this Agreement, the Sellers and each of them, jointly and severally hereby agree to indemnify and hold harmless BRLI and Purchaser, and each of them, against and in respect of:


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            (i) all  liabilities  and  obligations  of, or claims  against  BRLI and/or the Purchaser based on liabilities and obligations of RBF or the individual Seller in connection with the operation up to the Closing Date of the Health Food Business, including but not limited to liabilities (if any) based on alleged violations of food processing, licensing and/or labeling laws as well as liabilities for income, employment, sales and all other taxes as well as penalties and interest thereon (if any); unless same shall result from the acts or omissions of BRLI and/or the Purchaser or are liabilities of RBF expressly assumed hereunder by BRLI and/or the Purchaser;

            (ii) any damage or deficiency resulting from any material misrepresentation, breach of warranty or nonfulfillment of any agreement on the part of any of the Sellers under this Agreement or from any material misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to Purchaser under this Agreement; and

            (iii)  all  actions,  suits,  proceedings,   demands,   assessments,
judgments, costs and expenses incident to any of the foregoing.

      (b) Provided that the representations made by the Sellers in this Agreement are accurate and each Seller is in compliance with its and her obligations under this Agreement, BRLI and the Purchaser, and each of them hereby agrees to indemnify and hold harmless the Sellers and each of them, against and in respect of:

            (i) all liabilities and obligations of, or claims against the Sellers or any of them with respect to the Assets, for periods after the Closing as a result of Purchaser's purchase of the Assets hereunder unless same shall result from the acts or omissions of Sellers;

            (ii) any damage or deficiency resulting from any material misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of Purchaser under this Agreement or from any material misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to Sellers under this Agreement; and

            (iii)  all  actions,  suits,  proceedings,   demands,   assessments,
judgments, costs and expenses incident to any of the foregoing.

      (c) In the event that any parties hereunder (the "Indemnitees") elect to assert their rights pursuant to this Section 5 to indemnification against the other parties hereto (the "Indemnitors"), prior to settling or defending against any claim as to which they may seek indemnification hereunder, the Indemnitees

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shall give notice to the Indemnitors of such election and the claim with respect to which indemnification is sought. The Indemnitors shall have the right within seven (7) days after such notice, time being of the essence, to give notice to the Indemnitees that they elect to contest such claim and thereupon, upon posting reasonably adequate security with the Indemnitees, will be entitled at their own expense, to contest same. In the event they so elect to contest the claim, the Indemnitors will also have the right to settle same at their own expense with the Indemnitees' consent, which consent will not be unreasonably withheld.

6.    Expenses

      Each of the parties shall pay its or her own expenses (including without limitation, the fees and expenses of the agents, representatives, counsel and accountants) incidental to the preparation and consummation of this Agreement.

7.    Brokerage

      Each party shall indemnify and hold the other parties free and harmless from all losses, damages, costs, and expenses (including attorney's fees) that may be suffered as a result of claims brought by any broker or finder seeking compensation on account of this transaction arising out of the actions of such party.

8.    Survival of Representations and Warranties

      The parties agree that the representations, warranties, agreements, and covenants contained in this Agreement or in any other documents delivered in accordance with or by virtue of this Agreement shall survive the execution and delivery of this Agreement and all other instruments in connection herewith or therewith.

9.    Notices

      All notices and other documents required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given if delivered by hand with an acknowledgement of receipt therefor or mailed by registered or certified mail, return receipt requested, to the parties at the addresses provided above (or such other address for a party as shall be specified by notice given pursuant to this paragraph) with a copy by certified mail, return receipt requested, to the attorneys for the respective parties at the following addresses: for Sellers - Vitale & Levitt, 445 Broadhollow Road, Suite 124, Melville, New York 11747 and for BRLI and the Purchaser - Tolins & Lowenfels, A Professional Corporation, 12 East 49th Street, New York, New York 10017.


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10.   Binding Effect and Assignability

      This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and assigns.

11.   Governing Law and Jurisdiction

      This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey without regard to the principle of the conflict of laws. The parties hereto consent to the in personam jurisdiction of the courts of the State of New Jersey and further agree that any action with respect to this Agreement shall be commenced and prosecuted only in such courts. The parties hereby waive trial by jury in any action or proceeding arising under this Agreement.

12.   Remedies

      No remedy herein conferred upon or reserved to a party is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Agreement or in connection with this Agreement and now or hereafter existing at law or in equity.

13.   Entire Agreement

      This Agreement, the Employment Agreement and the Non- Competition Agreement constitute the entire agreement among the parties with respect to the subject matter contained herein and therein and supersedes all prior agreements and understandings, oral or written. This Agreement and such other Agreements may not be amended or modified except in writing executed by each of the parties hereto and thereto.

14.   Confidentiality of Agreement and Disclosure

      The parties agree that the terms of this Agreement and the transactions contemplated hereby will be kept confidential and not publicly disclosed until such time and in such manner as shall be determined by the Purchaser, although Klafter shall be permitted to disclose the terms of the transaction to members of her immediate family and her professional advisors.



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     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.



                              /s/Rebecca Klafter
                              ------------------
                              Rebecca Klafter (individually)

                              Right Body Foods Inc.


                                    By /s/Rebecca Klafter
                                  Rebecca Klafter, President

                        Bio-Reference Laboratories, Inc.


                              By /s/Howard Dubinett
                            Howard Dubinett, Executive Vice President


                        BRLI No. 1 Acquisition Corp.



                              By /s/Howard Dubinett
                            Howard Dubinett, Executive Vice President



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